Exhibit 3.12

AMENDED AND RESTATED

BYLAWS

OF

PROMODEL CORPORATION

A UTAH CORPORATION

PROMODEL CORPORATION

AMENDED AND RESTATED BYLAWS

- ii -

PROMODEL CORPORATION

AMENDED AND RESTATED BYLAWS

ARTICLE ONE

OFFICES

Section 1. Principal Office. The principal office of PROMODEL CORPORATION, a Utah corporation (the “Corporation”) shall be located at any place either within or outside the State of Utah, as designated in the Corporation’s articles of incorporation, as the same may be amended from time to time (the “Articles of Incorporation”), or the Corporation’s most recent annual report on file with the Utah Department of Commerce, Division of Corporations and Commercial Code (the “Division”).

Section 2. Other Offices. The Corporation may also have offices at such other places, either within or without the State of Utah, as the Corporation’s board of directors (the “Board of Directors”) may determine from time to time or as the business of the Corporation may require.

ARTICLE TWO

MEETINGS OF STOCKHOLDERS

Section 1. Place. All annual meetings of stockholders shall be held at such place, within or without the State of Utah, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of stockholders may be held at such place, within or without the State of Utah, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Time of Annual Meeting of Stockholders. Annual meetings of stockholders shall be held on such date and at such time fixed, from time to time, by the Board of Directors, provided that there shall be an annual meeting held every year at which the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3. Call of Special Meetings of Stockholders. Special meetings of the stockholders shall be held if called by the Board of Directors, the President, or if the holders of not less than ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

Section 4. Conduct of Meetings of Stockholders. The Chairman of the Board of Directors (or in the Chairman’s absence, then the President or the Chairman’s other designee) shall preside at the annual and special meetings of stockholders and shall be given full discretion in establishing the rules and procedures to be followed in conducting the meetings, except as otherwise provided by law or in these Bylaws.

Section 5. Notice and Waiver of Notice of Meetings of Stockholders. Except as otherwise provided by law, written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the day of the meeting, either personally or by first-class mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting. If the notice is mailed at least thirty (30) days before the date of the meeting, it may be done by a class of United States mail other than first-class. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his, her or its address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If a meeting is adjourned to another time and/or place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting. Whenever any notice is required to be given to any stockholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before, during or after the time of the meeting stated therein, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute a waiver of (a) lack of or defective notice of such meeting, unless the person objects at the beginning to the holding of the meeting or the transacting of any business at the meeting, or (b) lack of defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering such matter when it is presented.

Section 6. Business of Special Meeting of Stockholders. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

Section 7. Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of such shares exists with respect to that matter. Except as otherwise provided in the Articles of Incorporation or by law, a majority of the shares entitled to vote on the matter by each voting group, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders, but in no event shall a quorum consist of less than one-third (1/3) of the shares of each voting group entitled to vote. If less than a majority of outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. After a quorum has been established at any stockholders’ meeting, the subsequent withdrawal of stockholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

Section 8. Voting Per Share. Except as otherwise provided in the Articles of Incorporation or by law, each stockholder is entitled to one (1) vote for each outstanding share held by him, her or it on each matter voted at a stockholders’ meeting.

Section 9. Voting of Shares. A stockholder may vote at any meeting of stockholders of the Corporation, either in person or by proxy. Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of such corporate stockholder or, in the absence of any applicable bylaw, by such person or persons as the Board of Directors of the corporate stockholder may designate. In the absence of any such designation, or, in case of conflicting designation by the corporate stockholder, the chairman of the board, the president, the any vice president, the secretary and the treasurer of the corporate stockholder, in that order, shall be presumed to be fully authorized to vote such shares. Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him, her or it, either in person or by proxy, without a transfer of such shares into his, her or its name. Shares standing in the name of a trustee may be voted by him, her or it, either in person or by proxy, but no trustee shall be entitled to vote shares held by him, her or it without a transfer of such shares into his, her or its name or the name of his, her or its nominee. Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by such person without the transfer thereof into his, her or its name. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (a) if only one votes, in person or by proxy, his, her or its act binds all; (b) if more than one vote, in person or by proxy, the act of the majority so voting binds all; (c) if more than one vote, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

Section 10. Proxies by Stockholders. Any stockholder of the Corporation, other person entitled to vote on behalf of a stockholder pursuant to law, or attorney-in-fact for such persons may vote the stockholder’s shares in person or by proxy. Any stockholder of the Corporation may appoint a proxy to vote or otherwise act for him, her or it by signing an appointment form, either personally or by his, her or its attorney-in-fact. A facsimile, .pdf, photographic, photostatic, or equivalent reproduction of an appointment form, shall be deemed a sufficient appointment form. An appointment of a proxy is effective when received by the Secretary of the Corporation or such other officer or agent who is authorized to tabulate votes, and shall be valid for up to 11 months, unless a longer period is expressly provided in the appointment form. The death or incapacity of the stockholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his, her or its authority under the appointment. An appointment of a proxy is revocable by the stockholder unless the appointment is coupled with an interest.

Section 11. Stockholder List. After fixing a record date for a meeting of stockholders, the Corporation shall prepare an alphabetical list of the names of all its stockholders who are entitled to notice of the meeting, arranged by voting group with the address of, and the number and class and series, if any, of shares held by each. The stockholders’ list must be available for inspection by any stockholder beginning on the earlier of 10 days before the meeting or two business days after the notice of the meeting is given and continuing through the meeting at the Corporation’s principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation’s transfer agent or registrar. Any stockholder of the Corporation or his, her or its agent or attorney is entitled on written demand to inspect the stockholders’ list (subject to the requirements of law), during regular business hours and at his, her or its expense, during the period it is available for inspection. The Corporation shall make the stockholders’ list available at the meeting of stockholders, and any stockholder or his, her or its agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

Section 12. Action Without Meeting. Any action required by law to be taken at a meeting of stockholders, or any action that may be taken at a meeting of stockholders, may be taken without a meeting or notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of stockholders taken at such a meeting.

Section 13. Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purposes, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days, and, in case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolutions of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 13, such determination shall apply to any adjournment thereof, except where the Board of Directors fixes a new record date for the adjourned meeting or as required by law.

Section 14. Inspectors and Judges. The Board of Directors in advance of any meeting may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment(s) thereof. If any inspector or inspectors, or judge or judges, are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by the Board of Directors in advance of the meeting, or at the meeting by the person presiding thereat. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him, her or them, and execute a certificate of any fact found by him, her or them.

ARTICLE THREE

DIRECTORS

Section 1. Number, Election and Term. The number of directors of the Corporation shall be fixed from time to time within any limits specified by the Articles of Incorporation or by resolution of the Board of Directors; provided, however, no director’s term shall be shortened by reason of a resolution reducing the number of directors. Except as provided in Section 2 of this Article Three in respect of vacancies, the directors shall be elected at the annual meeting of the stockholders and shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, and each director elected shall hold office for the term for which he or she is elected and until his or her successor is elected and qualified or until his or her earlier resignation, removal from office or death. Directors must be natural persons who are 18 years of age or older but need not be residents of the State of Utah, stockholders of the Corporation or citizens of the United States. Any director may be removed at any time, with or without cause, at a special meeting of the stockholders called for that purpose.

Section 2. Vacancies. A director may resign at any time by giving written notice to the Corporation, the Board of Directors or the Chairman of the Board. Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date, in which event the Board of Directors may fill the pending vacancy before the effective date if they provide that the successor does not take office until the effective date. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the size of the Board of Directors shall be filled by the affirmative vote of a majority of the remaining current directors (even if less than a quorum), or may be filled by an election at an annual or special meeting of the stockholders called for that purpose (and such election shall be by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present), unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, or until the next election of one or more directors by stockholders if the vacancy is caused by an increase in the number of directors.

Section 3. Powers of Directors. Except as provided in the Articles of Incorporation and by law, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors.

Section 4. Place of Meetings of Board of Directors. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Utah.

Section 5. Annual Meeting of Board of Directors. The first meeting of each newly elected Board of Directors shall be held, without call or notice, immediately following each annual meeting of stockholders.

Section 6. Regular Meetings of Board of Directors. Regular meetings of the Board of Directors may also be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 7. Special Meetings and Notice to Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by the Secretary on the written request of a majority of the directors. Written notice of special meetings of the Board of Directors shall be given to each director at least forty-eight (48) hours before the meeting. Except as required by statute, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notices to directors shall be in writing and delivered personally or mailed to the directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be received. Notice to directors may also be given by telegram, teletype or other form of electronic communication. Notice of a meeting of the Board of Directors need not be given to any director who signs a written waiver of notice before, during or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 8. Quorum; Required Vote; Presumption of Assent. A majority of the number of directors fixed by, or in the manner provided in, these Bylaws shall constitute a quorum for the transaction of business; provided, however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled. The act of a majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors. A director of the Corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken shall be presumed to have assented to the action taken, unless he or she objects at the beginning of the meeting, or promptly upon his or her arrival, to holding the meeting or transacting specific business at the meeting, or he or she votes against or abstains from the action taken.

Section 9. Action by Directors Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all of the members of the Board of Directors or the committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this Section 9 shall have the effect of a meeting vote and may be described as such in any document.

Section 10. Conference Telephone or Similar Communications Equipment Meetings. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

Section 11. Committees of the Board. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation except where the action of the full Board of Directors is required by statute. Each committee must have two or more members who serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this Article Three, may designate one or more directors as alternate members of any committee, who may act in the place and stead of any absent member or members at any meeting of such committee. Vacancies in the membership of a committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it, him or her by law.

Section 12. Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 13. Chairman of the Board. The Board of Directors may, in its discretion, choose a Chairman of the Board who shall preside at meetings of the stockholders and of the directors and shall be an ex officio member of all standing committees. The Chairman of the Board shall have such other powers and shall perform such other duties as shall be designated by the Board of Directors. The Chairman of the Board shall be a member of the Board of Directors but no other officers of the Corporation need be a director. The Chairman of the Board shall serve until his or her successor is chosen and qualified, but he or she may be removed at any time by the affirmative vote of a majority of the Board of Directors.

ARTICLE FOUR

OFFICERS

Section 1. Officer Positions. The officers of the Corporation shall initially consist of a Chief Administrative Officer, Chief Financial Officer and Vice President, and the Board of Directors may elect or appoint from time to time such additional officers, with such titles as the Board the Board of Directors shall designate by resolution, as the Board of Directors deems advisable. Any two or more offices may be held by the same person.

Section 2. Election or Appointment of Officers. Such officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors, or, unless otherwise specified herein, appointed by the President of the Corporation. The Board of Directors shall be advised of appointments by the President at or before the next scheduled Board of Directors meeting.

Section 3. Salaries of Officers. The salaries of all officers of the Corporation to be elected by the Board of Directors pursuant to Article Four, Section 2 hereof shall be fixed from time to time by the Board of Directors or pursuant to its discretion. The salaries of such officers may be fixed in written employment agreements. The salaries of all other elected or appointed officers of the Corporation shall be fixed from time to time by the President of the Corporation or pursuant to his or her direction.

Section 4. Term; Resignation of Officers. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board of Directors or the President of the Corporation may be removed, with or without cause, by the Board of Directors. Any officers or agents appointed by the President of the Corporation pursuant to Section 2 of this Article Four may also be removed from such officer positions by the President, with or without cause. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors, or, in the case of an officer appointed by the President of the Corporation, by the President or the Board of Directors. Any officer of the Corporation may resign from his or her respective office or position by delivering notice to the Corporation. Such resignation is effective when delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

Section 5. President. Unless the Board of Directors elects to divide the responsibilities of President and Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation, and shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board or in the event the Board of Directors shall not have designated a Chairman of the Board, the President shall preside at meetings of the stockholders and the Board of Directors.

Section 6. Vice Presidents. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board of Directors shall prescribe or as the President may delegate from time to time.

Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be. He or she shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it.

Section 8. Treasurer. The Treasurer shall have the custody of corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings or when the Board of Directors so requires an account of all his or her transactions as treasurer and of the financial condition of the Corporation. Unless otherwise specified by the Board of Directors, the Treasurer shall be the Corporation’s Chief Financial Officer.

Section 9. Other Officers, Employees and Agents. Each and every other officer, employee and agent of the Corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him, her or it by the Board of Directors, the officer so appointing him, her or it and such officer or officers who may from time to time be designated by the Board of Directors to exercise such supervisory authority.

Section 10. Indemnification. The Board of Directors in its sole discretion shall have power on behalf of the Corporation to indemnify to the fullest extent authorized by the Utah Revised Business Corporation Act (the “Act”) any person made a party to any action, suit or proceeding by reason of the fact that such person, or such person’s testator or intestate, is or was a director, officer or employee of the Corporation.

ARTICLE FIVE

CERTIFICATES FOR SHARES

Section 1. Issue of Stock Certificates. The Corporation shall deliver certificates representing all shares of stock to which stockholders are entitled, and such certificates shall be signed by the Chairman of the Board, President or a Vice President, and by the Secretary or an Assistant Secretary or Chief Financial Officer or Treasurer of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.

Section 2. Legends for Preferences and Restrictions on Transfer. The designations, relative rights, preferences and limitations applicable to each class of shares and the variations in rights, preferences and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the stockholder a full statement of this information on request and without charge. Every certificate representing shares that are restricted as to the sale, disposition, or transfer of such shares shall also indicate that such shares are restricted as to transfer and there shall be set forth or fairly summarized upon the certificate, or the certificate shall indicate that the Corporation will furnish to any stockholder upon request and without charge, a full statement of such restrictions. If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, and registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend:

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AT HOLDER’S EXPENSE, AN OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED.”

Section 3. Facsimile Signatures on Stock Certificates. The signatures of the Chairman of the Board, the President or a Vice President and the Secretary or Assistant Secretary upon a certificate for shares of the Corporation’s stock may be facsimiles, if the certificate is manually signed by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of the issuance.

Section 4. Lost Stock Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any stock certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his, her or its legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 5. Certification upon Transfers of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Utah.

ARTICLE SIX

GENERAL PROVISIONS

Section 1. Dividends. From time to time, the Board of Directors may declare and the Corporation may pay dividends on its outstanding shares in cash, property or its own shares pursuant to law and subject to the provisions of the Certificate of Incorporation.

Section 2. Reserves. The Board of Directors may create by resolution a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

Section 3. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may designate from time to time.

Section 4. Fiscal Year. The fiscal year of the Corporation shall end on December 31st of each year, unless otherwise fixed by resolution of the Board of Directors.

Section 5. Seal. The corporate seal shall have inscribed thereon the name and state of incorporation of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6. Gender. All pronouns used in these Bylaws in any gender shall extend to and shall include all other genders as the context may require.

Section 7. Creditors. Except as set forth in Article Six Section 8, none of the provisions of these Bylaws shall be for the benefit of or enforceable by any creditors of the Corporation or any of its affiliates, and no creditor who makes a loan to the Corporation or any of its affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Corporation in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Corporation distributions, capital, or property other than as a secured creditor. Notwithstanding anything to the contrary herein, no stockholder, director or officer shall have any duty (including fiduciary duty applicable to such person), or any liability for breach of duty (including fiduciary duty applicable to such Person), to any creditor of the Company.

Section 8. Pledge to Lenders. Notwithstanding anything contained herein to the contrary, any stockholder of the Corporation will be permitted to pledge or hypothecate any or all of its shares of stock, including all economic rights, control rights, equity interests, and status rights as a stockholder, to any lender to the Corporation (or any affiliate of the Corporation) or any agent acting on any such lender’s behalf, and any transfer of such shares of stock pursuant to any such lender’s (or agent’s) exercise of remedies in connection with any such pledge or hypothecation will be permitted under these Bylaws with no further action or approval required hereunder. Notwithstanding anything contained herein to the contrary, upon a default under the financing giving rise to any pledge or hypothecation of the shares of stock, the lender (or agent) will have the right, as set forth in the applicable pledge or hypothecation agreement, and without further approval of any stockholder of the Corporation and without becoming a stockholder, to exercise the voting rights of any stockholder granting such pledge or hypothecation. Notwithstanding anything contained herein to the contrary, and without complying with any other procedures set forth in these Bylaws, upon the exercise of remedies in connection with a pledge or hypothecation, (i) the lender (or agent) or transferee of such lender (or agent), as the case may be, will become a stockholder under these Bylaws and will succeed to all of the rights and powers, including the right to participate in the management of the business and affairs of the Corporation, and will be bound by all of the obligations, of the stockholder under these Bylaws without taking any further action on the part of such lender (or agent) or transferee, as the case may be, and (ii) following such exercise of remedies, the pledging stockholder will cease to be a stockholder and will have no further rights or powers under these Bylaws. Notwithstanding anything contained herein to the contrary, each recipient of a pledge or hypothecation of a stockholder’s shares of stock in the Corporation will be a third party beneficiary of the provisions of this Section and this Section may not be amended or modified so long as any of a stockholder’s shares of stock in the Corporation are subject to a pledge or hypothecation without the pledgee’s (or the transferee of such pledgee’s) prior written consent.

ARTICLE SEVEN

AMENDMENTS OF BYLAWS

Unless otherwise provided by law, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by action of the Board of Directors.

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